UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2021
EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)
(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 20, 2021 Evofem Biosciences, Inc. (the “Company”), certain institutional investors (the “Purchasers”) and Baker Bros. Advisors LP as their designated agent (the “Designated Agent”) entered into a first amendment (the “Amendment”) to the Securities Purchase and Security Agreement by and among the Company, the Purchasers and the Designated Agent, dated as of April 23, 2020 (the “Agreement”). The Amendment amends, effective as of the next date the Company completes one or more financings resulting in aggregate gross proceeds to the Company of at least $50 million (the “Qualified Financing Threshold”), the covenant in the Agreement currently requiring Evofem to achieve $100 million of cumulative net sales of Phexxi® (lactic acid, citric acid, and potassium bitartrate) on or prior to June 30, 2022 to require the Company to achieve $100 million in net sales on or prior to June 30, 2023.

The Amendment also provides for an adjustment to the conversion price of the convertible senior secured promissory notes sold to the Purchasers pursuant to the Agreement such that the conversion price for these promissory notes will now be the lesser of (i) $2.44 (the current conversion price of the promissory notes) and (ii) 115% of the lowest price per share of common stock (or with respect to securities convertible in common stock, 115% of the applicable conversion price) sold in any equity financing until the Company has met the Qualified Financing Threshold. Pursuant to the Amendment, if in any financing closing on or prior to the date the Company has met the Qualified Financing Threshold, the Company issues warrants to purchase capital stock of the Company (or other similar consideration), each Purchaser will receive equivalent coverage of warrants (or other similar consideration) on the same terms as if the Purchaser had participated in the financing in an amount equal to the then outstanding principal of promissory notes held by the Purchaser. Except as noted, the material terms of the Agreement remain substantially unchanged.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01 of this Current Report on Form 8-K regarding the issuance of the Notes is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On November 22, 2021, the Company issued a press release announcing the entry into the Amendment. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
First Amendment to Securities Purchase and Security Agreement, dated as of April 23, 2020, by and among Evofem Biosciences, Inc., certain affiliates of Baker Bros. Advisors LP, as purchasers, and Baker Bros. Advisors LP, as designated agent.

99.1	Press Release dated November 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: November 22, 2021	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer